Exhibit 14
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 25, 2010, relating to the financial statements and financial highlights of Pacific Select Fund, including Diversified Bond, Floating Rate Loan, High Yield Bond, Inflation Managed, Managed Bond, Money Market, Short Duration Bond, American Funds® Growth, American Funds Growth-Income, Comstock, Diversified Research, Equity, Equity Index, Focused 30, Growth LT, Large-Cap Growth, Large-Cap Value, Long/Short Large-Cap, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Mid-Cap Value, Small-Cap Equity, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Emerging Markets, International Large-Cap, International Small-Cap, International Value, Health Sciences, Real Estate, Technology, American Funds Asset Allocation, Multi-Strategy, Pacific Dynamix — Conservative Growth, Pacific Dynamix — Moderate Growth, Pacific Dynamix — Growth, PD Aggregate Bond Index, PD High Yield Bond Index, PD Large-Cap Growth Index, PD Large-Cap Value Index, PD Small-Cap Growth Index, PD Small-Cap Value Index, PD International Large-Cap, and PD Emerging Markets Portfolios, appearing in the Annual Report on Form N-CSR of Pacific Select Fund for the year ended December 31, 2009, and to the references to us under the headings “Representations and Warranties” and “Financial Highlights” in the Proxy Statement / Prospectus and “Financial Highlights” in the Prospectus for Pacific Select Fund dated May 1, 2010; and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information for Pacific Select Fund dated May 1, 2010, which are incorporated by reference in such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
July 9, 2010